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                                                                   Exhibit 10(b)
                                                                       Conformed

                                                              May 5, 1999

Jeffery H. Boyd
34 Brookridge Drive
Greenwich, CT 06830

Dear Jeff:

         This letter will serve to further amend the letter agreement dated June 26, 1998, as amended on December 10, 1998, between you and Oxford Health Plans, Inc. (the "Corporation"), by adding the following clause to the second sentence of paragraph three thereof:

         "; provided, however, notwithstanding any other provision of your Employment Agreement to the contrary, that the cash payment required to be made by the Corporation in such instance, shall be equal to $1,200,000."

         A copy of the letter agreement and the December 10, 1998 amendment thereto is attached hereto for reference.

         We acknowledge that this letter is being entered into in consideration of your continued employment with the Corporation and that your Employment Agreement dated as of August 14, 1996, and amended as of February 23, 1998, and the letter agreement dated June 26, 1998, as amended on December 10, 1998 and again by this letter agreement, shall remain in full force and effect.

                                       Sincerely,

                                       /S/ NORMAN C. PAYSON, M.D.

                                       Norman C. Payson, M.D.
                                       Chief Executive Officer

Agreed and Accepted:

  /S/ JEFFERY H. BOYD
-----------------------------
      Jeffery H. Boyd

Date:  May 5, 1999

NCP/bh
Attachment